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                                                                    Exhibit 15.2

               Letter re: Unaudited Interim Financial Information

FMC Corporation
Philadelphia, Pennsylvania

Re:  Registration Statement on Form S-3 (No. 333-59543).

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated April 30, 2002 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Securities Act"), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 31, 2002